U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 30, 2013

INNOCOM TECHNOLOGY HOLDINGS, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	0-50164	87-0618756
State of	Commission	I.R.S. Employer
Incorporation	File No.	Identification No.

26th Floor, Top Glory Tower, 262,   Gloucester Road, Causeway Bay, Hong Kong

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number ,(852) 3102 -  1602

_____________________________________

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities

Discharge of Company Debt Obligations

On September 30, 2013, the Board of Directors approved the issuance of 174,598,160 common shares to William Hui Sui as payment in full for his outstanding loan to the company in the amount of $5,237,945. The shares were valued at $0.03 Cents per share.  Mr. William Hui Sui is the company's Chief Executive Officer and the chairman of the board of directors.

Additionally, on the same date, the board of directors authorized the payment of 8,135,430 common shares to Eddie Cheung in payment of $244,063 representing unpaid executive compensation.  Mr. Eddie Cheung is the Company's Chief Financial Officer.

The issued shares were valued at $0.03 Cents per share. The last quoted share trading price, which management believes represents the current market value of the Company's common stock, was $0.02 per share.

The shares will be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, (the "Act").  These shares are restricted securities and may not be resold without registration under the Act or an exemption from the registration provisions of the Act.

With these two issuances, the total issued and outstanding common stock will be 220,631,841 common shares.

The Security Ownership of Management will be as follows:

Security Ownership – Management

Amount
		And			Percentage
		Nature of			of Class
		Beneficial			Beneficially
Beneficial Owner (including address)	Title of class	Ownership (1)		Total	Owned
Hui Yan Sui, William (2)	Common	197,705,590	D	197,705,509	89.6%
Cheung Wai Hung, Eddie (2)	Common	8,135,430	D	8,135,430	3.69%
Tang Chin Pang, Eric (2)	Common	-0-		-0-	-0-%
Dr. Tan Ah Mee (2)	Common	-0-		-0-	-0-%
Lau Yiu Nam, Eric (2)	Common	-0-		-0-	-0-%
Qian Jian Yu, Mike (2)	Common	-0-		-0-	-0-%
Total	Common	205,841,020		205,841,020	93.3%

Notes:

(1)   (D) stands for direct ownership

(2)   All officers and directors use the Company’s address, 26th Floor, Top Glory Tower, 262        Gloucester Road, Causeway Bay, Hong Kong, PRC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Dated: September 30, 2013

/s/ Eddie Cheung

By: Eddie Cheung

Title: Chief Financial Officer